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Exhibit 21.1

Health Net, Inc. (DE)(95-4288333)

(All Subsidiaries wholly owned unless otherwise indicated)

•
Health Net of California, Inc. (CA)(95-4402957)

  —Health Net Life Insurance Company (CA)(94-1555551)

•
Physicians Health Services, Inc. (DE)(06-1116976)

  —FOHP, Inc. (NJ)(22-3314813)

    » Physician Health Services of New Jersey, Inc. (NJ)(22-3241303)

    » First Option Health Plan of Pennsylvania, Inc. (PA)(52-1935749)

    » FOHP Agency, Inc. (NJ)(22-3409934)

  —Physicians Health Services (Bermuda) Ltd. (Bermuda)(98-0153069)

  —Physicians Health Services of Connecticut, Inc. (CT)(06-1084283)

  —Physicians Health Services of New York, Inc. (NY)(06-1174953)

  —Physicians Health Services Insurance of New York, Inc. (NY)(13-3584296)

  —Physicians Health Insurance Services, Inc. (CT)(06-1254380)

  —PHS Insurance of Connecticut, Inc. (CT)(06-1434898)

  —PHS Real Estate, Inc. (DE)(06-1467640)

    » PHS Real Estate II, Inc. (DE)(06-1459019)

•
QualMed, Inc. (DE)(84-1175468)

  —QualMed Plans for Health of Colorado, Inc. (CO)(84-0975985)

    » San Luis Valley Physicians Service Corp., Limited (CO)(84-0983782)*

  —Health Net Health Plan of Oregon, Inc. (OR)(93-1004034)

•
FHS Life Holdings Company Inc. (DE)(86-0948528)

  —Foundation Health Systems Life & Health Insurance Company (CO)(73-0654885)

•
HSI Eastern Holdings, Inc. (PA)(23-2424663)

  —Greater Atlantic Health Service, Inc. (DE)(23-2632680)

    » QualMed Plans for Health, Inc. (PA)(23-2348627)

    » Greater Atlantic Preferred Plus, Inc. (PA)(23-2665783)

    » Employ Better Care, Inc. (PA) (23-2697017)

•
HSI Advantage Health Holdings, Inc. (DE)(23-2867299)

  —QualMed Plans for Health of Ohio and West Virginia, Inc. (OH)(25-1803681)

  —QualMed Plans for Health of Western Pennsylvania, Inc. (PA)(23-2867300)

  —Pennsylvania Health Care Plan, Inc. (PA)(25-1516632)

•
FH-Arizona Surgery Centers, Inc. (AZ)(86-0836312)
•
FH Surgery Limited, Inc. (CA)(68-0390434)
•
FH Surgery Centers, Inc. (CA)(68-0390435)
•
Foundation Health Facilities, Inc. (CA)(68-0390-438)
•
FH Assurance Company (Cayman Islands)(98-0150604)
•
Foundation Health Warehouse Company (CA)(68-0357852)
•
Memorial Hospital of Gardena, Inc. (CA)(33-0466850)
•
East Los Angeles Doctors Hospital, Inc. (CA)(95-3275451)
•
Foundation Health Vision Services, (dba AVP Vision Plan) (CA)(77-0067022)
•
Denticare of California, Inc. (CA)(94-2197624)
•
Managed Alternative Care, Inc. (CA)(95-4205929)
•
American VitalCare, Inc. (CA)(22-2646452)
•
Health Net Federal Services, Inc. (DE)(68-0214809)
•
Health Benchmarks, Inc. (DE)(95-4770499)
•
Integrated Pharmaceutical Services (CA)(68-0295375)
•
Foundation Health, A Florida Health Plan, Inc. (FL)(65-0453436)
•
Intercare, Inc. (AZ)(86-0660443)
•
Health Net of Arizona, Inc. (AZ)(36-3097810)
•
Interlease of Arizona, Inc. (AZ)(86-0520686)

•
Managed Health Network, Inc. (DE)(95-4117722)

  —Health Management Center, Inc. of Wisconsin (WI)(39-1528989)

  —HMC PPO, Inc. (MA)(04-3237484)

  —Capital Area Venture, Inc. (PA)(68-0461903)

  —Managed Health Network (CA)(95-3817988)

  —MHN Reinsurance Company of Arizona (AZ)(95-4361727)

  —MHN Services (CA)(95-4146179)

  —MHN Services IPA, Inc. (NY)(13-4027559)

•
Employer & Occupational Services Group, Inc. (CA)(33-0854987)

  —EOS Managed Care Services, Inc. (CA)(68-0303353)

  —EOS Claims Services, Inc. (CA)(68-0165539)

  —EOS Employment Services, Inc. (DE)(94-3037822)

  —Compensation America Network Acquisition Co. (DE)

•
Gem Holding Corporation (UT)(87-0445881)

  —Gem Insurance Company (UT)(87-0451573)

•
National Pharmacy Services, Inc. (DE)(84-1301249)

  —Integrated Pharmacy Systems, Inc. (PA)(23-2789453)**

•
QualMed Plans for Health of Pennsylvania, Inc. (PA)(23-2456130)
•
Questium, Inc. (DE) (68-0443608)
•
MUI (Delaware) Shell, Inc. (DE) b

* A limited partnership in which QualMed Plans for Health of Colorado, Inc. is an 83.4% limited partner.

** National Pharmacy Services, Inc. owns approximately 90% of the outstanding common stock.

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Exhibit 21.1